UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Antonio de Albuquerque, 156 - 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Atlas Lithium Corporation, a Nevada corporation (the “Company”), with the Securities Exchange Commission (the “SEC”) on August 22, 2024 (the “Original 8-K”), on August 16, 2024, the Company entered into the Second Amended and Restated Technical Services Agreement (the “Agreement”) with RTEK International DMCC (“RTEK”) relating to RTEK’s provision of certain mining engineering, planning and business development services to the Company.

On March 12, 2025, RTEK delivered a letter to the Company (the “RTEK Notice”) purporting to terminate the Agreement due to the Company’s alleged repudiation of its obligations under the Agreement. The Company firmly disagrees with such allegation and at that time regarded the Agreement as in effect.

On March 20, 2025, the Company notified RTEK that it was terminating the Agreement due to RTEK’s failure and inability to perform several of the services required under the Agreement, including the timely delivery of a certain updated study, RTEK’s material breach of the exclusivity provisions of the Agreement, as well as several breaches to the other terms of the Agreement.

The Company does not believe that it will incur any early termination penalties as a result of its termination of the Agreement.

The description of the Agreement contained in Item 1.01 of the Original 8-K is incorporated herein by reference.

Following RTEK’s failure to deliver the updated study by the deadline set forth in the Agreement, the Company took steps to mitigate such breach by engaging SGS, a globally recognized testing, inspection, and certification company, to prepare a Definitive Feasibility Study for the Neves Project (the “DFS”). The DFS is advancing well and expected to be completed by mid-2025. Additionally, the Company has strengthened its internal engineering and execution capabilities through the appointment of a Project Management Officer (PMO) and Vice President of Engineering who brings extensive experience from multibillion-dollar mining projects in Brazil. The Company believes these initiatives have been instrumental in the continued advancement of the Neves Project to production.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Agreement, the RTEK Notice and the termination of the Agreement, as well as the preparation of the Definitive Feasibility Study (the "DFS") and advancement of the Neves Project to production. Forward-looking statements include all statements that are not solely historical facts and can be identified by terms such as “may,” “will,” or similar expressions. Investors are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including any potential claims or litigation relating to the RTEK Notice, the Company’s termination of the Agreement, the inherent uncertainty in predicting the outcome of disagreements between the Company and RTEK with respect to the Agreement, preparation and delivery of the DFS, start of production activities, and other risks set forth under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, in addition to the risk factors that may be disclosed from time to time in the Company’s Quarterly Reports on Form 10-Q and any subsequent filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: March 21, 2025	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer